EXHIBIT 15
                                   ----------


May 10, 1999


To the Shareholders
Overseas Shipholding Group, Inc.

We   are   aware  of  the  incorporation  by  reference  in   the
Registration Statement (Form S-8 No. 33-44013) of Overseas Shipholding Group, Inc. of our report dated May 10, 1999 relating to the unaudited condensed consolidated interim financial statements of Overseas Shipholding Group, Inc. which are included in its Form 10-Q for the quarter ended March 31, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                ERNST & YOUNG LLP









New York, New York